DATE:  March 12, 2011

JINHENG AUTOMOTIVE SAFETY TECHNOLOGY HOLDINGS LIMITED
(as the Seller)

And

VITAL GLEE DEVELOPMENT LIMITED
(as the Buyer)

___________________________________

SUPPLEMENTAL AGREEMENT

___________________________________

Michael Li law firm
Hong Kong Duddell Street VI
Fourth floor, Printing
(Reference: CCL/CW/114903)

Index

Clause No.	Headings

No.	Description	page
1	Interpretation	3
2	Revision and Remedy to the 3rd Promissory Note	4
3	Pre-conditions	4
4	Legal Force	4
5	Duplicates	4
6	Governing Law and Jurisdiction	4

Execution

Exhibit	Revised Promissory Note

This Conditional Disposal Agreement is signed by the Parties below on the 12th day of March, 2011:

Between: Jinheng Automotive Safety Technology Holdings Limited, a corporation duly formed under the laws of Cayman Islands with its legal address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, and its Hong Kong business address at Unit 605, 6/F, Beautiful Group Tower, 74-77, Connaught Road Central, Central, Hong Kong (hereinafter referred to as the “Seller”);

And: VITAL GLEE DEVELOPMENT LIMITED, a corporation duly formed under the laws of the British Virgin Islands with its legal address at P.O. Box 438, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter referred herein to as the “Purchaser” or “Buyer”);

WHEREAS,

(i)
In accordance with the Conditional Disposal Agreement between the Seller and the Buyer (“Disposal Agreement”), the Buyer issued a Promissory Note (“PN”) to the Seller at September 14, 2010, which promising to pay HK$452 million to Jinheng Holdings at the 180th day from the issuing date of the PN in accord with the terms of the PN.

(ii)	As of the date of this Supplemental Agreement, there is a due payment of the PN in the amount of HK$452 million.

(iii)	The Seller and the Buyer agreed that to make revision and to the PN and its terms as below.

NOW, THEREFORE, the Parties reached the following revision agreements:

1.	Definitions

1.1	Unless otherwise set forth, the terms in this Supplemental Agreement shall have the meanings as set out hereunder in the context of the Disposal Agreement (including its preface and its appendixes):

1.2	Except otherwise defined, the term “Revised PN” in this Supplemental Agreement refers to the revised PN attached in the Exhibit, and shall be deemed as part of this Supplemental Agreement.

1.3	The title of this Agreement has no influence to nature of this Agreement.

2.	Revision and Remedy to the PN

It is agreed by the Seller and the Buyer that, before 5:00 p.m. the second working day (“Effective Date”) (or other date or time designated by the Seller) when of the pre-conditions set forth in Article 3.1 of this Agreement been completed at the Seller’s office or other location designated by the Seller, when the PN to be revised in accordance with the terms for revision and remedy, with that the Seller and the Buyer shall be liable for its own obligations and responsibilities stipulated in terms of the revised PN. In order to avoid any doubt, the Seller shall return the original PN to the Buyer at the date of the revision to the PN, and the revised PN was issued by the Buyer and shall be destroyed immediately after returned back.

3.	Pre-conditions

3.1	This Supplemental Agreement and the revised PN shall bear the pre-conditions as follows:

(1)
Based on the listing regulations and other relevant no waiving vote of Seller’s shareholders in the no-waiving vote general proposal in the special shareholders meeting, to approve the transaction under this Supplemental Agreement; and

(2)	The Seller and the Buyer have received necessary agreements and approvals.

3.2	The Seller and the Buyer shall make full efforts to satisfy the pre-conditions stipulated in Article 3.1, and obey relevant laws, rules and regulations in completion of the payment of this Agreement.

3.3
If the above Conditions Precedent have not been satisfied on or before April 30, 2010 or such later date agreed by the parties, this Supplemental Agreement shall be terminated, and neither parties shall be bound to proceed with the sale and purchase of the Sale Shares and the outstanding obligations under this Supplemental Agreement shall cease to be of any effect.

4.	Legal Force

The obligations and responsibilities of his Supplemental Agreement are bound by the Seller and the Buyer.

5.	Duplicates

This Agreement may be duplicated in any amount for signature. And all signed copies shall be deemed as parts of the integration of this Agreement

6.	Governing Laws and Jurisdictions

6.1	This Agreement is governed by Hong Kong laws.

6.2	All parties of this Agreement is under the jurisdiction of Hong Kong Court.

IN WITNESS whereof it has executed this Agreement the day and year first above written

Seller
Signed, sealed and delivered by	)
For and on behalf of	)	Zhanwu Xing
Jinheng Automotive Safety Technology	)	(signature)
Holdings Limited	)
in the presence of:	)

Buyer
Signed, sealed and delivered by	)
For and on behalf of	)	Qingdong Zeng
VITAL GLEE DEVELOPMENT LIMITED	)	(signature & seal)
in the presence of:	)

[Remarks] This document is the translation from originals in Chinese, and all contents are subject to the original copies with signatures.

Exhibit

Revised Promissory Note

Promissory Note

Date: [ ]  [ ], 2011

VITAL GLEE DEVELOPMENT LIMITED, a corporation duly formed under the laws of the British Virgin Islands with its legal address at P.O. Box 438, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands  (hereinafter referred herein to as the “Purchaser” or “Buyer”) agrees to pay the amount up to HK$452 million in this Agreement to Jinheng Automotive Safety Technology Holdings Limited, a corporation duly formed under the laws of Cayman Islands with its legal address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, and its Hong Kong business address at Unit 605, 6/F, Beautiful Group Tower, 74-77, Connaught Road Central, Central, Hong Kong (hereinafter referred to as the “Seller”)

According to the provisions below, the Issuer subject to fixed annual interest rate 8% calculating the period of the issuer has not paid interest on the principal amount, the amount (plus interest) should be 13 March 2011 onwards Expiration of the tenth five months (the "Principal Maturity Date ") one-time payment.

Amount under the Notes of interest for 365 days a year as the base, since the date of the Notes by the amount owed and the actual occupation of the total number of days closed. The issuer of the Notes shall be every three months from the date of expiration ("Interest Maturity Date ") to pay the interest to the beneficiary. If the date is not a business day, pay day will be postponed to the next business day (as defined below).

The balance and interest to Hong Kong or U.S. dollar equivalent value of the RMB yuan or the equivalent in pay, the exchange rate at the Hong Kong and Shanghai Banking Corporation announced the day before the date of payment of the currency against the median price of the sale and purchase of the Hong Kong dollar exchange rate.

Sent to the recipient if the issuer not less than seven business days (as defined below) prior written notice of their intention to redeem the Notes, the Issuer may issue the notes immediately following the due date until seven business Period, to pay bills to payees at any time the outstanding principal amount (plus interest), to redeem the whole or any part of the paper. Notice of intention to redeem the notes will be payable until after the actual receipt of the notification come into force, the only, once given, shall be irrevocable. The purposes of this paper, "Business Day "means a Saturday and Sunday outside the Hong Kong banks to the public in their normal business hours open for business day.

Under the Notes shall be issued to pay the amount will be issued by a Hong Kong incorporated banks and made payable to the payee of the cashier to pay, and payment due date on the NR before the reach the recipients of the above address or The recipient set out in writing from time to time such other address, and received a check that is lifted above the issuer responsibilities.

The recipient can be freely transferred and the transfer of the Notes to any person, but must be issued before the transfer of not less than three business days (as defined below) prior written notice to the issuer. Unless otherwise specified, the Notes will be any subsequent holders of the Notes in all aspects to be considered as the absolute owner.

Time is the key to this article. Payee delay or failure to exercise any right under this article shall not be deemed to have given under the Notes and any other remedial measures. Does not constitute a waiver of rights or give up the future against the exercise of any rights or remedies. If the issuer fails to principal or interest due on maturity date to repay the full amount to the payee and / or interest, the outstanding principal amount and / or interest need to be provision for some additional interest. Interest is in accordance with the People's Bank of China at that time of year benchmark lending rate, calculated from the due date to the date of full repayment of the paragraph.

Issuer of the Notes is subject to the responsibilities and obligations of an on September 10, 2010 signed by the issuer and the recipient, as chargee, pledgee of the shares as collateral security agreement ("Pledge Agreement ") . All the notes of the issuer to pay interest on the amount and the share pledge agreement constitutes part of the security responsibility, while the share pledge agreement will be completed in all warranties to be fully lifted.

The notes by the Republic of China ("Hong Kong"), and construed in accordance with statutory regulation. The two sides hereby irrevocably accept that Hong Kong's non-exclusive jurisdiction of the courts.

Zeng Qingdong by the directors of the issuer	)
On behalf of the VITAL GLEE DEVELOPMENT LIMITED	)	(signature & seal)
Signature and seal	)

Witness
Name:  Zhanwu Xing (signature)
Title